Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Webb Interactive Services, Inc. and in the related prospectuses of our report dated February 14, 2003, except for Notes 1 and 23, as to which the date is March 19, 2003, with respect to the consolidated financial statements of Webb Interactive Services, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2002:

1) No. 333-13983	3) No. 333-63632	5) No. 333-83103
2) No. 333-57442	4) No. 333-82316	6) No. 333-89600

/s/    ERNST & YOUNG, LLP

Denver, Colorado

April 8, 2003